THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.


                               WARRANT TO PURCHASE

                             SHARES OF COMMON STOCK

                                       OF

                          ENTERTAINMENT BOULEVARD, INC.

                            Expires December 29, 2004



No.  W-


FOR VALUE RECEIVED, the undersigned, ENTERTAINMENT BOULEVARD, INC., a Nevada corporation (together with its successors and assigns, the "Issuer"), hereby certifies that

                              _________________________________ (the "Holder"),

or its registered assigns is entitled to purchase, during the period specified in this Warrant, up to 40,000 shares (subject to adjustment as hereinafter provided) of the duly authorized, validly issued, fully paid and non-assessable common stock, par value $0.001 per share, of the Issuer (the "Common Stock"), at an exercise price per share equal to $1.00 per share (the "Exercise Price"), subject to the provisions and upon the terms and conditions hereinafter set forth. The shares of Common Stock to be issued upon exercise of this Warrant are referred to herein as the "Warrant Shares."

         1. TERM. The right to subscribe for and purchase the Warrant Shares represented hereby shall commence upon issuance of this Warrant and shall expire at 5:00 p.m., Los Angeles time, on December 29, 2004 (the "Term"). Prior to the end of the Term, the Issuer will not take any action that would terminate this Warrant.


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

         2. METHOD OF EXERCISE PAYMENT; ISSUANCE OF NEW WARRANT; REGISTRATION, TRANSFER AND EXCHANGE.

                  (a) TIME OF EXERCISE. The purchase rights represented by this Warrant may be exercised in whole or in part at any time and from time to time during the Term.

                  (b) MANNER OF EXERCISE. The Holder hereof may exercise this Warrant, in whole or in part, by the surrender of this Warrant (together with the exercise form attached hereto duly completed and executed) at the principal office of the Issuer at 12910 Culver Boulevard, Suite I, Los Angeles, California, or at such other location designated by the Issuer, and by the payment to the Issuer of an amount of consideration therefor equal to the Exercise Price multiplied by the number of Warrant Shares with respect to which this Warrant is then being exercised (subject to adjustment in accordance with the provisions of Section 4 hereof), payable at such holder's election (i) in cash or cash equivalents, (ii) by surrender to the Issuer for cancellation of a portion of this Warrant representing the difference between the total number of Warrant Shares in respect of which this Warrant is being exercised minus the amount determined by multiplying a fraction, the numerator of which is an amount equal to the current market price per share of Common Stock as of the date of such exercise less the Exercise Price, and the denominator of which is the current market price, (iii) by cancellation of any indebtedness owed by the Corporation to the Holder, or (iv) by a combination of the foregoing methods of payment selected by the Holder. In any case where the consideration payable upon such exercise is being paid in whole or in part pursuant to clause (ii) of this
Section 2(b), such exercise shall be accompanied by written notice from the Holder specifying the manner of payment thereof and containing a calculation showing the number of Warrant Shares with respect to which rights are being surrendered thereunder and the net number of shares to be issued after giving effect to such surrender.

                  (c) ISSUANCE OF CERTIFICATES. In the event of any exercise of the rights represented by this Warrant in accordance with and subject to the terms and conditions hereof, (i) a certificate or certificates for the number of full Warrant Shares so purchased, shall be dated the date of such exercise and delivered to the Holder hereof within a reasonable time after such exercise, together with payment for any fractional shares as provided in Section 6 hereof, and the Holder hereof shall be deemed for all purposes to be the Holder of the Warrant Shares so purchased as of the date of such exercise, and (ii) unless this Warrant has expired, a new Warrant representing the number of Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised (less any amount thereof which shall have been canceled in payment or partial payment of the Exercise Price as provided herein) shall also be issued to the Holder hereof at the Issuer's expense within such time.

                  (d) WARRANT REGISTER. The Warrants shall be numbered and shall be registered in a Warrant Register (the "Warrant Register"). The Issuer shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration of transfer of Warrants which are registered or are to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting registration of transfer, or with such knowledge of such facts that its participation therein amounts to bad faith.

                  (e) TRANSFER OF WARRANT. The Warrants shall not be sold, transferred, assigned or hypothecated, in part or in whole (other than by will or pursuant to the laws of descent and distribution), except to registered assigns of the Holder and thereafter only upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney, the original power of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited with the Issuer. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited with the Issuer in its discretion. Upon any registration of transfer, the Issuer shall deliver a new Warrant or Warrants to the persons entitled thereto. This Warrant may be exchanged at the option of the Holder thereof for another Warrant, or other Warrants, of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares upon surrender to the Issuer or its duly authorized agent. Notwithstanding the foregoing, the Issuer shall have no obligation to cause Warrants to be transferred on its books to any person if such transfer would violate the Securities Act.

         (f)      COMPLIANCE WITH SECURITIES LAWS.

                  (i) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment only, and that the Holder will not offer, sell, otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except pursuant to an effective registration statement, or an exemption from registration, under the Securities Act and any applicable state securities laws.

                  (ii) Except as provided in paragraph (iii) below, this Warrant and all certificates representing Warrant Shares issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form:

                  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

                  (iii) The restrictions imposed by this subsection (f) upon transfer of this Warrant and the Warrant Shares to be purchased upon exercise hereof shall terminate (A) when such


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

         securities shall have been effectively registered under the Securities Act, (B) upon the Issuer's receipt of an opinion of counsel, in form and substance reasonably satisfactory to the Issuer, addressed to the Issuer to the effect that such restrictions are no longer required to insure compliance with the Securities Act or (C) upon the Issuer's receipt of other evidence reasonably satisfactory to the Issuer that such registration is not required. Whenever such restrictions shall cease and terminate as to any such securities, the Holder thereof shall be entitled to receive from the Issuer (or its transfer agent and registrar), without expense (other than applicable transfer taxes, if any), new Warrants (or, in the case of Warrant Shares, new stock certificates) of like tenor not bearing the applicable legends required by paragraph (ii) above relating to the Securities Act and state securities laws.

3.       STOCK FULLY PAID; PAYMENT OF TAXES; LOSS, THEFT, DESTRUCTION OF
         WARRANTS.

         (a) STOCK FULLY PAID. The Issuer represents, warrants, covenants and agrees that all Warrant Shares that may be issued upon the exercise of this Warrant or otherwise hereunder will, upon issuance, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges created by or through the Issuer. The Issuer further covenants and agrees that during the period within which this Warrant may be exercised, the Issuer will at all times have authorized and reserved for issuance upon exercise of this Warrant a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

         (b) PAYMENT OF TAXES. The Issuer will pay all documentary stamp taxes, if any, attributable to the issuance of Warrant Shares; PROVIDED, HOWEVER, that the Issuer shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any Warrants or certificates for Warrant Shares in a name other than that of the registered Holder of the Warrants in respect of which such Warrant Shares are issued, and in such case the Issuer shall not be required to issue or deliver any certificate for shares of Common Stock or any Warrant until the person requesting the same has paid to the Issuer the amount of such tax or has established to the Issuer's satisfaction that such tax has been paid.

         (c) LOSS, THEFT, DESTRUCTION OF WARRANTS. Upon receipt of evidence satisfactory to the Issuer of the ownership of and the loss, theft, destruction or mutilation of this Warrant and in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Issuer or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Issuer will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor representing the right to purchase the same number of Warrant Shares. An applicant for such substitute Warrants shall also comply with such other reasonable regulations and pay such other reasonable charges as the Issuer may prescribe.

         4. ADJUSTMENT OF EXERCISE PRICE AND WARRANT SHARE NUMBER. The Warrant Shares purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustments from time to time upon the happening of certain events as follows:

         (a)      MECHANICAL ADJUSTMENTS.

                  (i) In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Common Stock of the Issuer, except for those events set forth in Section 4(b) below, an adjustment will be made in the aggregate number of shares reserved for issuance upon exercise of this Warrant and the kind, number and Exercise Price of the Warrant Shares, provided that the number of Warrant Shares purchasable upon exercise of this Warrant shall always be a whole number. The number of Warrant Shares issuable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder of this Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Issuer that the Holder would have owned or been entitled to receive after the occurrence of any of the events described above, had such Warrant been exercised immediately prior thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                  (ii) No adjustment in the number of Warrant Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least 1% in the number of Warrant Shares purchasable upon the exercise of this Warrant; PROVIDED, HOWEVER, that any adjustments which by reason of this paragraph (b) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-hundredth of a share.

                  (iii) Whenever the number of Warrant Shares purchasable upon the exercise of this Warrant is adjusted, as herein provided, the Exercise Price payable upon the exercise of this Warrant shall be adjusted by multiplying the Exercise Price immediately prior to the adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of this Warrant immediately prior to the adjustment, and of which the denominator shall be the number of Warrant Shares purchasable upon the exercise of this Warrant immediately thereafter.

                  (iv) For the purpose of this Subsection 4(a), the term "shares of Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Issuer at the date of this Warrant, or (ii) any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to paragraph (i) above, the Holder shall become entitled to purchase any shares of the Issuer other than shares of Common Stock, thereafter the number of such other shares purchasable upon exercise of this Warrant and the Exercise Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in paragraphs (i) through (iii) above, and the provisions of Sections 1 and 2, with respect to the Warrant Shares, shall apply on like terms to any such other shares.

                  (b) RIGHTS UPON CONSOLIDATION, MERGER, ETC.

                  (i) In case the Issuer shall consolidate with or merge into another corporation or entity or transfer all or substantially all of its properties or assets to another corporation or entity (each, a "Triggering Event"), such successor or purchasing entity may assume the obligations hereunder, and may execute with the Issuer an agreement that the Holder shall have the right thereafter upon payment of the Exercise Price to purchase upon exercise of this Warrant the kind and amount of shares and other securities and property (including cash) which he would have owned or have been entitled to receive after the consummation of such Triggering Event had such Warrant been exercised immediately prior to the Triggering Event. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The Issuer shall mail to the Holder by first class mail, postage prepaid, notice of any Triggering Event. The provisions of this Subsection 4(b)(i) shall similarly apply to successive Triggering Events.

                  (ii) In the event that such successor does not execute an agreement with the Issuer as provided in paragraph (i) above, then the Holder shall be entitled to exercise this Warrant upon the payment of the Exercise Price during a period of at least thirty 30 days (or such lesser number of days then remaining in the Term) which period shall terminate not less than 10 days prior to consummation of the Triggering Event, and thereby receive consideration in the transaction on the same basis as other previously outstanding shares of the same class as the Warrant Shares acquired upon exercise. Warrants not exercised in accordance with this paragraph (ii) before consummation of the Triggering Event will be canceled and become null and void. The Issuer shall mail to the Holder by first class mail, postage prepaid, at least 10 days prior to the first date on which the Warrants are exercisable pursuant to this paragraph (ii), notice of the proposed transaction setting forth the first and last date on which the Holder may exercise this Warrant and a description of the terms of this Warrant providing for cancellation of the Warrants in the event the Warrants are not exercised by the prescribed date.

                  (c) RIGHTS UPON LIQUIDATION. In case (i) the Issuer shall make any distribution of its assets to holders of its shares of Common Stock as a liquidation or partial liquidation, dividend or by way of return of capital; or (ii) the Issuer shall liquidate, dissolve or wind up its affairs (other than in connection with a Triggering Event); or (iii) an involuntary liquidation occurs, then the Issuer shall cause to be mailed to the Holder, by first class mail, at least 20 days prior to the applicable record date, a notice stating the date on which such distribution, liquidation, dissolution or winding up is expected to become effective, and the date on which it is expected that holders of shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property or assets (including cash) deliverable upon such distribution, liquidation, dissolution or winding up. The Issuer's failure to give the notice required by this Subsection 4(c) or any defect therein shall not affect the validity of such distribution, liquidation, dissolution or winding up.

                  (d) FORM OF WARRANT AFTER ADJUSTMENTS. The form of this Warrant need not be changed because of any adjustments in the Exercise Price or the number and kind of securities issuable upon exercise of this Warrant.

         5. NOTICE OF ADJUSTMENTS. Whenever the number of Warrant Shares purchasable upon the exercise of this Warrant or the Exercise Price of such Warrant Shares is adjusted, as herein provided, the Issuer shall cause to be mailed by first class mail, postage prepaid, to the Holder notice of such adjustment or adjustments setting forth the number of Warrant Shares purchasable upon the exercise of each Warrant and the Exercise Price of such Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Any failure by the Issuer to give notice to the Holder or any defect therein shall not affect the validity of such adjustment or of the event resulting in the adjustment, nor of the Holder's rights to such adjustment

         6. FRACTIONAL SHARES. No fractional Warrant Shares will be issued in connection with and exercise hereof, but in lieu of such fractional shares the Issuer shall make a cash payment therefor equal in amount to the product of the applicable fraction multiplied by the per share market value then in effect.

         7. NO RIGHTS AS STOCKHOLDERS. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to receive dividends or to consent or to receive notice as stockholders in respect of any meeting of stockholders called for the election of directors of the Issuer or any other matter, or any rights whatsoever as stockholders of the Issuer.

         8. NOTICES. Any notice pursuant to this Warrant by any Holder to the Issuer or by the Issuer to the Holder, shall be in writing and shall be mailed first class, postage prepaid, or delivered: (i) to the Issuer, at its office at 12910 Culver Boulevard, Suite I, Los Angeles, California 90066, or such other address as the Issuer may designate in writing to the Holder; or (ii) to the Holder, at the Holder's last known address on the books of the Issuer. The Issuer's failure to give any notice required by this Warrant or any defect therein shall not affect the validity of the action taken by the Issuer in connection therewith.

         9. GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of California without giving effect to principles of conflict of laws.

         10. FORUM DESIGNATION. Any action or proceeding against any of the parties hereto relating in any way to this Warrant or the subject matter hereof shall be brought and enforced exclusively in the competent courts of California, and the parties hereto consent to the exclusive jurisdiction of such courts in respect of such action or proceeding.

         11. HEADINGS. The headings of the sections and subsections of this Warrant are for convenience of reference only and shall not, for any reason, be deemed a part of this Warrant.

         IN WITNESS WHEREOF, the Issuer has caused this Warrant to be executed as of this ___ day of ___________.


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                                    "ISSUER"
                                    ENTERTAINMENT BOULEVARD, INC.
                                    a Nevada corporation


                                       By:
                                           Stephen Brown
                                           President and Chief Executive Officer


                                  EXERCISE FORM


ENTERTAINMENT BOULEVARD, INC.

         The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder ______________ shares of Common Stock of ENTERTAINMENT BOULEVARD, INC., as provided for therein, and tenders herewith payment of the purchase price in full in the form of cash or a certified or official bank check in the amount of $____________, or otherwise exercises this Warrant in accordance with subsection ___ of Section 2 (b) of this Warrant.

         Please issue a certificate or certificates for such Common Stock in the name of:

                  Name:
                        -----------------------------

                  -----------------------------------

                  -----------------------------------

                  -----------------------------------
                  (Please print Name, Address and
                  Social Security Number)


                  Signature
                            ---------------------------

NOTE: The above signature should correspond exactly with the name on the first page of this Warrant Certificate or with the name of the assignee appearing in the assignment form below.

                                   ASSIGNMENT

Please issue a certificate or certificates for such Common Stock in the name of:

                  Name: _____________________________

                  -----------------------------------

                  -----------------------------------------
                  (Please print Name, Address and
                  Social Security Number)


                  Signature ___________________________

NOTE: The above signature should correspond exactly with the name on the first page of this Warrant Certificate or with the name of the assignee appearing in the assignment form below.


                           FOR USE BY THE ISSUER ONLY:


This Warrant No. W- ___ canceled (or transferred or exchanged) this _______ day of __________, shares of Common Stock issued therefor in the name of ______________, Warrant No. W- _____ issued for _______ shares of Common Stock in the name of ___________.


                                       9